Exhibit 99.1

Hims & Hers Announces Redemption of All Outstanding Warrants

SAN FRANCISCO—(BUSINESS WIRE)— Hims & Hers Health, Inc. (“Hims & Hers” or the “Company,” NYSE: HIMS), the multi-specialty telehealth platform focused on providing modern personalized health and wellness experiences to consumers, today announced that it will redeem all of its outstanding warrants (the “Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), that were issued under the Warrant Agreement, dated July 22, 2019 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), that remain outstanding at 5:00 p.m. New York City time on August 9, 2021 (the “Redemption Date”) for a redemption price of $0.10 per Warrant. The Warrants consist of (i) the units sold in the Company’s initial public offering (the “Public Warrants”) and (ii) warrants to purchase shares of Common Stock previously held by Oaktree Acquisition Holdings, L.P., the Company’s sponsor, that were cancelled and issued or issuable to former stockholders of Hims, Inc. in connection with the Company’s business combination that closed in January 2021. As previously announced, in February 2021 all of the outstanding Private Placement Warrants (as defined in the Warrant Agreement) were net exercised.

Under the terms of the Warrant Agreement, the Company is entitled to redeem all of the outstanding Warrants at a redemption price of $0.10 per Warrant if the last sales price (the “Reference Value”) of the Common Stock is at least $10.00 per share on the trading day prior to the date on which a notice of redemption is given. At the direction of the Company, the Warrant Agent has delivered a notice of redemption to each of the registered holders of the outstanding Warrants. In addition, the New York Stock Exchange intends to halt trading on the Public Warrants after close of market on August 6. 2021. The redemption will not affect trading of the Company’s Common Stock.

The Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on the Redemption Date to purchase fully paid and non-assessable shares of Common Stock underlying such Warrants. Payment upon exercise of the Warrants may be made either (i) in cash, at an exercise price of $11.50 per share of Common Stock or (ii) on a “cashless basis” in which the exercising holder will receive 0.267 shares per Warrant, which is the number of shares of Common Stock determined in accordance with the terms of the Warrant Agreement and based on the Redemption Date, August 9, 2021, and the average last sale price of the Common Stock during the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants, which was $10.78 (the “Fair Market Value”). If any holder of Warrants would, after taking into account all of such holder’s Warrants exercised at one time, be entitled to receive a fractional interest in a share of Common Stock, the number of shares such holder will be entitled to receive will be rounded down to the nearest whole number of shares.

Any Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the redemption price of $0.10 per Warrant.

None of the Company, its board of directors or employees has made or is making any representation or recommendation to any holder of the Warrants as to whether to exercise or refrain from exercising any Warrants.

A registration statement on Form S-1 under the Securities Act of 1933, as amended, has been filed with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-252814) covering the Common Stock issuable upon exercise of the Warrants. The SEC maintains an Internet website that contains a copy of this prospectus. The address of that site is www.sec.gov. Alternatively, you can obtain a copy of the prospectus from the Company’s investor relations website at https://investors.forhims.com/.

Questions concerning redemption and exercise of the Warrants can be directed to our Warrant Agent, Continental Stock Transfer & Trust Company, at 1 State Street 30th Floor, New York, NY 10004-1561, by telephone at (212) 509-4000 or by email at reorg@continentalstock.com

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of the Company’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the word “will,” or its negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, expectations regarding the redemption of the Warrants. These statements are based on management’s current expectations, but actual results may differ materially due to various factors. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the redemption of the Warrants, as well as those factors described in the “Risk Factors” section and other sections of our most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and other current and periodic reports we file from time to time.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

About Hims & Hers

Hims & Hers is a multi-specialty telehealth platform that connects consumers to licensed healthcare professionals, enabling them to access high-quality medical care for numerous conditions related to primary care, mental health, sexual health, dermatology, and more. Launched in November 2017, the company also offers thoughtfully created and curated health and wellness products. With products and services available across all 50 states and Washington, D.C., Hims & Hers is able to provide access to quality, convenient and affordable care for all Americans. Hims & Hers was founded by CEO Andrew Dudum, Hilary Coles, Jack Abraham and Joe Spector at venture studio Atomic in San Francisco, California. For more information about Hims & Hers, please visit forhims.com and forhers.com.

Linda O’Connor

press@forhims.com